LAW OFFICES

Silver, Freedman & Taff, L.L.P.
A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
1700 WISCONSIN AVENUE, N.W.
WASHINGTON, D.C. 20007
PHONE: (202) 295-4500
FAX: (202) 337-5502
WWW.SFTLAW.COM

June 13, 2002

Board of Directors
Community Central Bank Corporation
100 North Main Street
Mount Clemens, Michigan 48046

Members of the Board:

            We have acted as counsel to Community Central Bank Corporation (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 352,702 shares of the Corporation's common stock, no par value (the "Common Stock"), to be offered pursuant to the 1996 Employee Stock Option Plan, 1996 Stock Option Plan for Nonemployee Directors, 1999 Stock Option Plan for Directors, 2000 Employee Stock Option Plan and 2002 Incentive Plan of the Corporation (collectively, the "Plans").

             In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Corporation's articles of incorporation and bylaws, as currently in effect, resolutions of its Board of Directors and such other documents and corporate records as we have deemed appropriate for the purpose of rendering this opinion.

            Based upon the foregoing, it is our opinion that:

  The shares of Common Stock being so registered have been duly authorized.

  The shares of Common Stock to be offered by the Corporation will be, when and if issued, sold and paid for as contemplated by the Plans, legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

            We hereby consent to the inclusion of our opinion as Exhibit 5 to this Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Silver, Freedman & Taff, L.L.P. SILVER, FREEDMAN & TAFF, L.L.P.